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                                                                  Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of IntraBiotics Pharmaceuticals, Inc. pertaining to the 2002 Non-Officer Equity Incentive Plan and the 2000 Equity Incentive Plan, of our report dated January 31, 2003, with respect to the financial statements of IntraBiotics Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, as amended, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP

Palo Alto, California
August 18, 2003